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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        March 2, 2000 (February 14, 2000)
                        ---------------------------------
              Date of Report     (Date of Earliest Event Reported)

                         WAVETEK WANDEL GOLTERMANN, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
         (State of Other Jurisdiction of Incorporation of Organization)

      333-32195                                         33-0457664
  ----------------                                   -----------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

           1030 SWABIA COURT
 RESEARCH TRIANGLE PARK, NORTH CAROLINA                27709-3585
---------------------------------------                ----------
(Address of Principal Executive Offices)               (Zip Code)

                                 (919) 941-5730
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 1.       OTHER EVENTS

On February 14, 2000, Wavetek Wandel Goltermann, Inc. (the "Company"), Dynatech corporation, a Delaware corporation ("Dynatech"), and DWW Acquisition Corporation, a Delaware corporation and indirect subsidiary of Dynatech ("Mergerco"), entered into an Agreement and Plan of Merger pursuant to which Mergerco would merge with the Company, with the Company as the surviving corporation. The merger is subject to customary closing conditions, including obtaining applicable competition law approvals. In the merger, at the election of holders of the Company's common stock, such holders will be entitled to receive with respect to each share of common stock of the Company
(i) $25.00 or (ii) 4.49 shares of common stock of Dynatech. The aggregate transaction value is approximately $600 million, which includes approximately $245 million of the Company's indebtedness.

The merger will constitute a change in control with respect to the Company's 10.125% Senior Subordinated Notes due June 14, 2007. As a result, the Company will be obligated to send to the holders of the notes within ten days following the closing of the merger an offer to purchase the notes at 101% of their principal amount. Such offer must specify a day not less than 30 and not more than 60 days from the date the Company's notice is mailed on which the Company will purchase all notes tendered to the Company.

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In connection with the merger, Dynatech intends to enter into a new multi-currency senior credit facility with a syndicate of banks for an aggregate principal amount of approximately $860 million including revolver and term loans, and to sell newly-issued common stock to Clayton, Dubilier & Rice Fund VI Limited Partnership ("Fund VI"), an affiliate of Dynatech's controlling stockholder, at a price per share of $4.00. In addition, Dynatech expects to make a rights offering to the Company's other stockholders to purchase newly issued shares at the same price offered to Fund VI. It is anticipated that approximately $250 million of new equity will be raised through the sale to Fund VI, the rights offering and the issuance of Dynatech common stock in the merger.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits

              99.1   Press Release, dated February 14, 2000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WAVETEK WANDEL GOLTERMANN, INC.
                                                 (Registrant)

                                           /s/ KARL-HEINZ EISEMANN
                                    ---------------------------------------
                                             Karl-Heinz Eisemann

                          Executive Vice President, Chief Financial Officer, Treasurer and Secretary (principle financial officer and principle accounting officer)
                          Dated: March 2, 2000



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